EXHIBIT 10.3

ASSIGNMENT, Bill OF SALE AND CONVEYANCE

STATE OF TEXAS COUNTY OF CALHOUN	) ) Section )

          This Assignment, Bill of Sale and Conveyance (this "Assignment"), dated effective as of August 1, 2006, at 7:00 a.m. Central Time (the "Effective Time"), is made by OPEX Energy, LLC, a Texas limited liability company with a notice address of 11104 West Airport Road, Suite 160, Stafford, Texas 77477, ("Assignor") to Penasco Petroleum, Inc. a Nevada corporation, with a notice address of 9801 Anderson Mill Road, Suite 230, Austin, Texas 78750, ("Assignee").

          For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, subject to the terms and reservations hereof, all of Assignor's oil, gas, associated hydrocarbons and other minerals and related rights, titles, interests and claims pertaining to the land, properties, leaseholds and wells located in Calhoun County, Texas and described or referenced in Exhibit "A" hereto, and specifically including, without limitation, the following: (the "Properties"):

(1)      All of the Oil and Gas Leases described in Exhibit "A" attached hereto and made a part hereof, and the lands covered thereby (the "Leases");

(2)      All working interests, net revenue interests, farmout or farm in rights, royalty, overriding royalty or other non-working or carried interests, operating rights and other mineral rights of every nature in and to the Leases;

(3)      Statutorily, judicially or administratively created drilling, spacing and/or production units, whether recorded or unrecorded, which relate to the Leases, and all of Assignor's interest in and to the Properties covered or units created, thereby which are attributable to the Leases;

(4)      All currently existing and valid oil, casinghead gas and gas sales and any other contracts, agreements and instruments which pertain to the Leases specifically including, the Saltwater Disposal Agreement described in Exhibit "A" (the "Contracts");

(5)      All oil and gas and associated hydrocarbons produced from the Leases or any interests pooled or unitized therewith from and after the Effective Time;

(6)      All easements, permits, licenses, servitudes, rights of way, pipelines, power lines, telephone and telegraph lines, communications facilities and all other rights and appurtenances situated on or used in connection with the Leases;

(7)      All rights and obligations as to gas imbalances, if any, attributable to the Properties as of the Effective Time;

(8)      All tangible personal property, equipment, fixtures and improvements, including, but not by way of limitation, all oil and gas wells, injection wells, and disposal wells described in Exhibit "B" attached hereto, together With disposal facilities, well heads, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, flow lines, gas lines, gas processing and compression facilities, water lines, vessels, tanks, boilers, separators, fixtures, platforms, machinery, tools, treating equipment, compressors and, other equipment, pipelines, powerlines, telephone and telegraph lines, transportation and communication facilities, and other appurtenances situated upon the lands covered by the Leases or any land or lands pooled or unitized therewith or used or obtained in connection with the production, treating, storing, transportation or marketing of oil, gas and other hydrocarbons or minerals therefrom (the "Related Property").

(9)      All governmental permits, licenses and authorizations including environmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases and Related Property or the use thereof.

(10)    All files, records, data and correspondence relating to the Leases, Contracts and Related Property, including all information and material, if any, related to: well information, geological data, litigation, accounting, title and title opinions, division orders, taxes (except Assignor's corporate income tax information), abstracts, electric logs, production records, and core data, (except to the extent same is part of the Excluded Assets defined below) (the "Records").

          It is the intent of Assignor to convey and this Assignment hereby conveys to Assignee, as of the Effective Time, subject to the terms herein contained, all of Assignor's right, title, and interest in and to the Properties, regardless of the omission of any lease or leases, errors in description, any incorrect or misspelled names or any transcribed or incorrect recording references.

          SAVE AND EXCEPT, and there is hereby reserved to the Assignor, the "Excluded Assets". As used herein, Excluded Assets means (a) all trade credits and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Properties with respect to any period of time prior to the Effective Time; (b) all claims and causes of action of Assignor (0 arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Time, (ii) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds), or (iii) with respect to any of the Excluded Assets; (c) all rights and interests of Assignor (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Time to the extent such acts, omissions or events, or damage to or destruction have been adequately disclosed to Assignee in writing; (d) all substances produced and sold from the Properties with respect to all periods prior to the Effective Time, together with all proceeds from or of such substances; (e) claims of Assignor for refunds of or loss carry forwards with respect to (i) production taxes or any other taxes attributable to any period prior to the Effective Time, (II) income taxes or franchise taxes, or (iii) any taxes attributable to the Excluded Assets; (f) all proceeds, income or revenues (and any security or other deposits made) attributable to (i) the Properties for any period prior to the Effective Time, or (ii) any Excluded Assets; (9) all personal computers and associated peripherals and all radio and telephone equipment; (h) all of Assignor's proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all of Assignor's interpretations of geophysical data; (j) all documents and instruments of Assignor that are protected by an attorney-client privilege; (k) data that cannot be disclosed or assigned to Assignee as a result of confidentiality arrangements under agreements With persons unaffiliated with Assignor; and (I) all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets.

          Assignee shall assume all of the Assignor's plugging, replugging, abandonment, removal, disposal and restoration obligations associated with the Properties acquired hereunder. Such obligations being assumed shall include, but not be limited to, all necessary and proper plugging and abandonment and/or removal and disposal of all of the wells, whether pre-existing or drilled by Assignor, and all structures and equipment located on or associated with the Leases, the necessary and proper capping and burying of all associated flow lines, and any necessary disposal of naturally occurring radioactive material (NORM) or asbestos. All plugging, replugging, abandonment, removal, disposal and restoration operations shall be in compliance with applicable laws and regulations and conducted in a good and workmanlike manner.

          Assignor and Assignee shall indemnify each other as follows: .

           (1)     Including any "Environmental Claim" as defined in (3) hereinbelow, Assignee shall defend, indemnify and save and hold harmless Assignor against any and all costs, expenses, claims, demands and causes of action of whatsoever kind or character, including court costs and attorneys' fees, arising out of any operations conducted, commitment made or any action taken or omitted with respect. to the Properties, which accrue or relate to times on and after the Effective Time.

           (2)     Excluding any "Environmental Claim" as defined in (3) hereinbelow, Assignor shall defend, indemnify and save and hold harmless Assignee against any and all costs, expenses, claims, demands and causes of action of whatsoever kind or character, including court costs and attorneys' fees, arising out of any operations conducted, commitment made or any action taken or omitted with respect to the Properties, which accrue or relate to times prior to the Effective Time .

           (3)     Notwithstanding any terms contained in (1) and (2) above, but in furtherance of same, Assignee expressly agrees to fully and promptly pay, perform and discharge, defend, indemnify and hold Assignor harmless from and against any and aU costs, expenses, claims, demands and causes of action of whatsoever kind or character, including court costs and attorneys' fees, resulting from any "Environmental Claim" as hereinafter defined arising out of any operations conducted, commitment made or any action taken or omitted at any time, whether accruing or relating to times prior to or after the Effective Time, with respect to the Properties. For purposes of this paragraph "Environmental Claim" shall mean any claim, demand or cause of action asserted by any governmental agency or any person, corporation or other entity for personal injury (including sickness, disease or death), property damage or damage to the environment resulting from the discharge or release of any, Hazardous Material into one or more of the environmental media at or in the vicinity of the Properties. For the purposes of this Assignment, "Hazardous Material" means (a) any "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) , 42 U.S.C. Section Section 9601, et seq.; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. Section Section 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; or (h) any air pollutant which is so designated by the U.S. EPA as authorized by the Clean Air Act.

          THE EXPRESS REPRESENTATIONS AND WARRANTIES OF ASSIGNOR CONTAINED IN THIS ASSIGNMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE IN THIS ASSIGNMENT, ASSIGNOR EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTAITONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE IN THIS ASSIGNMENT, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS, OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY, OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. ASSIGNEE SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING, BUT NOT LIMITED TO, CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS OR OTHER MANMADE FIBERS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS (UNORM") IN, ON, OR UNDER THE PROPERTIES. ASSIGNEE IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND ASSIGNEE SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME "AS IS, WHERE IS". WITHOUT LIMITATION OF THE FOREGOING, ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AS

TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED OR .MADE AVAILABLE TO ASSIGNEE IN CONNECTION WITH THIS ASSIGNMENT, INCLUDING, WITHOUT LIMITATION, PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY ASSIGNOR, OR BY ASSIGNOR'S AGENTS OR REPRESENTATIVES. ANY . AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION, AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY ASSIGNOR OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO ASSIGNEE ARE PROVIDED TO ASSIGNEE AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST ASSIGNOR, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT ASSIGNEE'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS INSTRUMENT ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

          TO HAVE AND TO HOLD all and singular such Properties together with all rights, titles, interests, estates, claims, remedies, powers and privileges thereunto appertaining unto Assignee. and Assignee's successors and assigns forever; subject to the following matters:

(1)       All. Lessors' royalties, overriding royalties and other burdens, reversionary interests and similar burdens as shown of record;

(2)       All easements; rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations;

(3)       The terms and conditions' of the Leases and the Saltwater Disposal Agreement;

(4)       All rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of governmental authority.

          Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend . all and singular title to the Properties unto Assignee, Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by through or under Assignor; but not otherwise. Assignor conveys the Properties to Assignee free and clear of any outstanding mortgage, deed of trust, lien or encumbrance created by Assignor, but not otherwise.

          Assignor also hereby grants and transfers to Assignee, its successors and ' assigns, to the extent so transferable, the benefit of, and the right to enforce, the claims, covenants and warranties, if any, which Assignor is entitled to enforce with respect to Assignor's predecessors in title to the Properties.

          In addition to this Assignment, Assignor shall execute, acknowledge, and deliver to Assignee, in a timely manner and without further consideration, any documents or instruments that Assignee may reasonably require, including, without limitation, further assignments or conveyances required by any state or federal authority, deeds and consents to further evidence the assignment and conveyance of the Properties by Assignor to Assignee.

          This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          IN WITNESS WHEREOF, the undersigned has executed this instrument on the date of the acknowledgment annexed hereto, but effective for all purposes as of the Effective Time.

ASSIGNOR:

OPEX Energy, LLC

By. /s/ Robert A. Brook
Name:  Robert A. Brook
Title: President                ss 11/16/06

ASSIGNEE:

Penasco Petroleum, Inc.

By: /s/ Randall R. Reneau
Name:  Randall R. Reneau
Title: Office/Director

ACKNOWLEDGMENT
STATE OF TEXAS COUNTY OF FORT BEND	) ) Section )

           This instrument was acknowledged before me on this 16th day of November, 2006, by Robert A. Brook as President OPEX Energy, LLC a Texas limited liability company.
/s/ Jean Inglet Notary Public

Commission Expires: 5/5/07

ACKNOWLEDGMENT
STATE OF TEXAS COUNTY OF TRAVIS	) ) Section )

           This instrument was acknowledged before me on this 20th day of November, 2006, by Randall R. Reneau as Officer/Director of Penasco Petroleum, Inc., a Nevada corporation.

s/ Leonard G. Garcia Notary Public
Commission Expires: 5-08-2008

EXHIBIT "A"

Attached to and made a part of that certain Assignment,
Bill of Sale and Conveyance from OPEX Energy, LLC, to Penasco Petroleum, Inc. dated effective August 1 J 2006

BARGE CANAL AREA
CALHOUN COUNTY, TEXAS

The Leases

Lease No.: TX010-004-:000. Oil and Gas Lease dated November 6, 1979 between Patrick H. Welder, as lessor, and The Rutherford Partnership, as lessee, describing 1,879.83 acres of land, more or less, located in the Jose Maria Rios Survey, Abstract 32, and other surveys, all located in Calhoun County, Texas, a memorandum of such oil and gas lease being-recorded in Volume 323 at page 774 of the Deed Records of Calhoun County, Texas,

Salt Water Disposal Agreement

No.: TXQ10-001-SWD Saltwater Disposal Lease Agreement dated February 7, 2000 from Patrick H. Welder, Jr. to White Oak Energy, L.L.C. recorded in Volume. 257 at page 130 in the Official Public Records of Calhoun County, Texas, as amended by document dated November 13,2002 between White Oak Energy, L.L.C. and Patrick H. Welder, Jr. filed for recording in the Official Public Records of Calhoun County, Texas on December 9,2002.

Easements
Number:	TX010-002-ESM (Easement)
Grantor:	R. W. Briggs, Jr.
Grantee:	White Oak Energy, LLC
Dated:	January 11, 2000
Recorded:	File No. 200000544, Victoria County, Texas

Number:	TX010-003-ESM (Easement)
Grantor:	Norwest Bank Texas, Trustee
Grantee:	White Oak Energy, LLC
Dated:	January 6, 2000
Recorded:	File No. 200000545, Victoria County, Texas

END OF EXHIBIT "A"

EXHIBIT "B"

Attached to and made a part of that certain Assignment,
Bill of Sale and Conveyance from OPEX Energy, LLC, to Penasco Petroleum, Inc.
dated effective August 1, 2006

BARGE CANAL AREA
CALHOUN COUNTY, TEXAS

The Wells
	Well Name	API#
1.	Patrick Welder No. 1 (Saltwater Disposal Well)	42-057-30951
2.	Patrick Welder No.3	42-057-30988
3.	Patrick Welder NO.5	42-057-31202

END OF EXHIBIT "B"

12/4/2886 18;41 AM

This Document has been received by this Office for Recording into the Official Public Records. We do hereby swear that we do not discriminate due to Race, Creed, Color, Sex or National Origin.

Filed for Record in:
Calhoun County
Honorable Anita Fricke
County Clerk

Instr.: 101896
Stamps: 10 Page(s)